UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

ORCHARD THERAPEUTICS PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-38722	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
108 Cannon Street London EC4N 6EU United Kingdom (Address of Principal Executive Offices; Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 203 808 8286

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.10 per share	ORTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2020, Orchard Therapeutics plc (the “Company”) held its 2020 Annual General Meeting (the “Annual General Meeting”).  Among other matters, at the Annual General Meeting the shareholders approved amendments to the Company’s Articles of Association to revise the quorum requirements for meetings of the Company’s shareholders and to permit meetings of the Company’s shareholders to be hosted on an electronic platform. The updated Articles of Association (the “Articles”) are effective as of June 17, 2020, the date such Articles were approved by the Company’s shareholders. The Articles are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting, all the resolutions set out in the Notice of Annual General Meeting (the “Notice”) sent to shareholders and filed in the Company’s definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission on April 29, 2020 (the “Proxy Statement”) were duly proposed and passed.

The matters presented for a vote, which are more particularly described in the Notice and Proxy Statement, and the related results of each resolution are listed below. Votes “Withheld” constitute abstentions. Based on the results of the vote for Proposal 9, and consistent with the recommendation of the Company’s Board of Directors (the “Board”) to shareholders, the Board has determined to hold a non-binding advisory vote on executive compensation annually until the next required non-binding advisory vote on the frequency of holding future votes regarding the compensation of the Company’s named executive officers.

	Ordinary Resolutions	For	Against	Withheld
1.	To re-elect Steven Altschuler as a director	84,487,466	15,319	51,109
2.	To re-elect Marc Dunoyer as a director	74,866,472	9,636,313	51,109
3.	To re-elect James Geraghty as a director	66,747,777	17,754,308	51,809
4.	To re-appoint PricewaterhouseCoopers LLP, a United Kingdom entity, as U.K. statutory auditors of the Company, to hold office until the conclusion of the next annual general meeting of shareholders	84,491,763	11,966	50,165
5.	To ratify the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership, as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2020	84,491,803	11,826	50,265
6.	To authorize the Audit Committee of the Board to determine the Company’s auditors’ remuneration for the fiscal year ending December 31, 2020	84,488,789	13,259	51,846
7.	To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2019 and to note that the Company’s directors do not recommend the payment of any dividend for the year ended December 31, 2019	84,489,071	12,335	52,488
8.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2019	84,363,680	136,568	53,646

		One Year	Two Years	Three Years
9.	To indicate, on a non-binding, advisory basis, the preferred frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers	84,029,987	5,150	465,852

		For	Against	Withheld

10.	To receive and approve the Company’s U.K. statutory directors’ remuneration report for the year ended December 31, 2019	84,377,519	122,320	54,055
11.	To authorize the Board generally and unconditionally to allot shares pursuant to Section 551 of the Companies Act 2006 (the “Act”) or to grant rights to subscribe for or to convert any security into shares of the Company up to a maximum aggregate nominal amount of £13,023,851.50	69,963,653	14,582,291	7,950
	Special Resolutions
12.	Subject to the passing of Resolution 11, to empower the Board to allot equity securities, under Section 570 of the Act as if Section 561(1) of the Act did not apply to such allotment up to a maximum aggregate nominal amount of £13,023,851.50	65,758,846	18,789,498	5,550
13.	To adopt new articles of association in substitution for and to the exclusion of the Company’s current Articles of Association in order to amend articles 12.3, 51 and 52 of the current Articles of Association relating to quorum requirements for meetings of the Company’s shareholders	84,486,473	13,647	53,774
14.	To adopt new articles of association in substitution for and to the exclusion of the Company’s current Articles of Association in order to amend provisions of the current Articles of Association to permit meetings of the Company’s shareholders to be hosted on an electronic platform	72,695,770	11,803,610	54,514

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Articles of Association of Orchard Therapeutics plc, dated June 17, 2020
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHARD THERAPEUTICS PLC

Date: June 19, 2020	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Operating Officer